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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported)        July 18, 2000
                                                 ----------------------------



                               INTERWOVEN, INC.
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            (Exact name of Registrant as specified in its charter)


         Delaware                      000-27389                77-0523543
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(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)         Identification No.)


1195 West Fremont Avenue, Suite 2000
Sunnyvale, California                                              94087
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code      (408) 774-2000
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Item 2:  Acquisition or Disposition of Assets.

     On July 18, 2000, Interwoven, Inc. ("Interwoven" or the "Company"), acquired all of the outstanding stock of Neonyoyo, Inc., a privately-held Delaware corporation ("Neonyoyo") through the merger of Neonyoyo with and into Interwoven, with Interwoven continuing as the surviving corporation (the "Merger"). The Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

     In connection with the Merger, Interwoven paid up to approximately $9.9 million in cash and issued approximately 1.1 million shares of Interwoven common stock for all of the issued and outstanding shares of Neonyoyo. Interwoven also assumed the outstanding Neonyoyo stock options and agreed to pay Interwoven common stock and cash upon the exercise of such assumed options. Each share of Neonyoyo capital stock was exchanged for 0.0859 shares of Interwoven common stock and $0.778 in cash. Each outstanding Neonyoyo stock option was adjusted upon assumption to reflect this exchange ratio. Cash was paid in lieu of any fractional shares of Interwoven common stock to be issued in the Merger. Approximately $1 million in cash and 110,446 shares of Interwoven common stock are being held in escrow to secure certain indemnification obligations.

     Interwoven is obligated to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of Interwoven common stock issued in the Merger as soon as practicable after Interwoven becomes eligible to use Form S-3. A registration statement on Form S-8 has been filed registering the shares of Interwoven common stock issuable upon exercise of assumed Neonyoyo options.

     In connection with the Merger, Arunodaya Chatterjee, Arjun Khanna and Vikram Nagrani, as well as a minimum number of Neonyoyo engineers entered into employment and/or noncompetition agreements with Interwoven. Messrs. Chatterjee, Khanna and Nagrani were officers and directors of Neonyoyo immediately prior to the effective time of the Merger. A trust associated with Martin W. Brauns, the President and Chief Executive Officer of Interwoven, was an equity investor in Neonyoyo.

     Interwoven intends to continue to conduct Neonyoyo's business following the acquisition. The funds comprising the cash payments paid to the Neonyoyo stockholders were derived from Interwoven's working capital cash reserves.

     A press release announcing the completion of the transaction is attached as an exhibit to this report.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.
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     The financial statements of Neonyoyo required by paragraph (a)(4) of Item 7 of Form 8-K are not included in this report. These financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date of this report.
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     (b) Pro Forma Financial Information.
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     The pro forma financial statements required by paragraphs (b)(2) and (a)(4)
of Item 7 of Form 8-K are not included in this report. These financial statements will be filed as soon as practicable, but not later than 60 days after the date of this report.

     (c)  Exhibits.
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     The following exhibits are filed herewith:

     2.01 Agreement and Plan of Merger by and among the Registrant, Neonyoyo, Inc. and Agnes Pak dated July 10, 2000.

     99.01  Press Release dated July 11, 2000.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2000

                              INTERWOVEN, INC.

                              By:    /s/ David M. Allen
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                                    David M. Allen
                                    Senior Vice President, Chief Financial
                                    Officer and Secretary
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                                 EXHIBIT INDEX
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Exhibit
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2.01   Agreement and Plan of Merger by and among the Registrant, Neonyoyo, Inc.
       and Agnes Pak, dated July 10, 2000.

99.01  Press Release dated July 11, 2000.